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                                                                 EXHIBIT 23











                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We consent to the incorporation by reference in the registration statements of Mark IV Industries, Inc. and Subsidiaries on Form S-4 (File No. 333-36013) and Form S-8 (File Nos. 33-55367 and 33-56515) of our report dated March 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Mark IV Industries, Inc. and Subsidiaries as of February 28, 1998 and February 28, 1997, and for each of the three fiscal years in the period ended February 28, 1998, which reports are included in this Annual Report on Form 10-K.





                                       COOPERS & LYBRAND L.L.P.








Rochester, New York
May 27, 1998